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                                                                    EXHIBIT 23.2
The Board of Directors
American Homestar Corporation:

The audits referred to in our report dated June 25, 1996, included the related financial statement schedule as of May 31, 1996, and for each of the years in the three-year period ended May 31, 1996, incorporated by reference in this registration statement. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole presents fairly, in all material respects, the information set forth therein.

We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Prospectus.

                                  /s/ KPMG PEAT MARWICK LLP

Houston, Texas
January 23, 1997